Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) entered into 4th day of August, 2025 (the “Effective Date”) is between Cyclerion Therapeutics, Inc., a Massachusetts corporation having an address at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142 (“Cyclerion”), and Rhonda Chicko (“Consultant”).

1.
Consulting Services. Cyclerion retains Consultant for the role of Chief Financial Officer, Treasurer and Secretary and Consultant agrees to provide Consulting Services to Cyclerion (the “Consulting Services”) as it may from time-to-time reasonably request and as specified in the attached work order or, proposal that shall reference this Agreement (each a “Work Order”). To become effective and binding, in addition to referencing this Agreement, a Work Order must be in writing and signed by Consultant and an authorized representative of Cyclerion. The terms and conditions of this Agreement shall apply to any Work Order and shall supersede any inconsistent provision set forth in a Work Order. Any changes to the Consulting Services (and any related compensation adjustments) must be agreed upon in writing between Consultant and Cyclerion prior to commencement of the changes.
1.1.
Performance. Consultant agrees to render the Consulting Services to Cyclerion, or to its designee, (a) under the general supervision of Cyclerion, and (b) in a professional, diligent, timely and workmanlike manner consistent with the highest industry standards prevailing for comparable services and in accordance with this Agreement and any applicable Work Order. Consultant will comply with all rules, procedures and standards promulgated from time to time by Cyclerion with regard to Consultant’s access to and use of Cyclerion’s property, information, equipment and facilities, as well as those related to standards of conduct while performing services on behalf of Cyclerion. Consultant agrees to furnish Cyclerion with written reports with respect to the Consulting Services if and when requested by Cyclerion. Cyclerion will have the right to reject, and shall have no obligation to pay for, any Consulting Services or Deliverables that do not meet the requirements or quality criteria set forth in this Agreement or the applicable Word Order.
1.2
Third Party Confidential Information. Consultant agrees not to use any trade secrets or other confidential information of any other person, firm, corporation, institution or other entity in connection with any of the Consulting Services. Consultant shall ensure that the performance of Consulting Services does not and will not breach any agreement which obligates Consultant to keep in confidence any confidential or proprietary information or intellectual property of any third party or to refrain from competing, directly or indirectly, with the business of any third party, and Consultant shall not disclose to Cyclerion any such confidential or proprietary information.

1.3
No Conflicts. Consultant represents, warrants and covenants that it is under no contractual or other obligation or restriction which is inconsistent with Consultant’s execution of this Agreement or the performance of the Consulting Services. During the Term (defined below), Consultant will not enter into any agreement, either written or oral, in conflict with Consultant’s obligations under this Agreement. Consultant will arrange to provide the Consulting Services in such manner and at such times that the Consulting Services will not conflict with Consultant’s responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship Consultant has at any time with any third party. If Consultant is a member or employee of an educational or not-for-profit institution and is required by such institution to disclose to it any proposed agreements with a for-profit entity, he or she has made such disclosure in accordance with the policies and procedures of such institution and obtained the prior written approval of this Agreement by such institution, if required.

1.4
Absence of Debarment. Consultant represents and warrants that Consultant has not been (a) debarred, convicted, or is not subject to a pending debarment or conviction, pursuant to section 306 of the United States Food Drug and Cosmetic Act, 21 U.S.C. § 335a; (b) listed by any government or regulatory agencies as (i) ineligible to participate in any government healthcare programs or government procurement or non- procurement programs (as that term is defined in 42 U.S.C. 1320a- 7b(f)), or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (ii) disqualified, restricted, or recommended by such government or regulatory agency to be disqualified or restricted, from receiving investigational products pursuant to the government or regulatory agency’s regulations; or (c) convicted of a criminal offense related to the provision of healthcare items or services, or is not subject to any such pending action. Consultant agrees to inform Cyclerion in writing promptly if Consultant is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Consultant’s knowledge, is threatened.
1.5
FCPA. In performing the Consulting Services, Consultant will comply with all applicable laws and regulations applicable to its operations, including, but not limited to, the U.S. Foreign Corrupt Practices Act. Consultant agrees not to pay, offer or promise to pay, or authorize the payment directly or indirectly of any monies or anything of value to any government official or employee, or any political party or candidate for political office, for the purpose of influencing any act or decision of the government in connection with the activities of Consultant under a Work Order. Consultant warrants that no officer, director, partner, owner, principal, employee or agent of Consultant is an official or employee of a governmental agency or instrumentality or a government owned company in a position to influence action or a decision regarding the activities of Consultant contemplated under a Work Order.

2.
Compensation. In consideration for the Consulting Services rendered by Consultant to Cyclerion, Cyclerion agrees to pay Consultant the fees set forth in the applicable Work Order. Unless otherwise specified in the applicable Work Order, undisputed payments will be made by Cyclerion within thirty from Cyclerion’s receipt of Consultant’s invoice. Invoices will contain such detail as Cyclerion may reasonably require, and will be quoted in and payable in U.S. Dollars. Cyclerion will reimburse Consultant for reasonable business expenses incurred by Consultant in the performance of the Consulting Services in accordance with the reimbursement provisions set forth in the applicable Work Order. Consultant consents to Cyclerion’s disclosure of such fees and expenses from time to time, if and when required by law or government regulation thereunder. Consultant shall provide Cyclerion a completed W-9 form as and when requested by Cyclerion.

3.
Confidential Information.
3.1
Definition. “Confidential Information” means all scientific, technical, financial or business information owned, possessed or used by Cyclerion, learned of by Consultant or developed by Consultant in connection with the Consulting Services, whether or not labeled “Confidential”, including but not limited to (a) Deliverables, Materials, scientific data and sequence information, (b) marketing plans, business strategies, financial information, forecasts, personnel information and customer lists of Cyclerion, and (c) all information of third parties that Cyclerion has an obligation to keep confidential.

3.2
Obligations of Confidentiality. During the Term and thereafter, Consultant will not directly or indirectly publish, disseminate or otherwise disclose, use for Consultant’s own benefit or for the benefit of a third party, deliver or make available to any third party, any Confidential Information, other than in furtherance of the purposes of this Agreement, and only then with the prior written consent of Cyclerion. Consultant will exercise all reasonable precautions to physically protect the integrity and confidentiality of the Confidential Information.
3.3
Exceptions. Consultant will have no obligations of confidentiality and non-use with respect to any portion of the Confidential Information which:
(a)
is or later becomes generally available to the public by use, publication or the like, through no fault of Consultant;
(b)
is obtained from a third party who had the legal right to disclose it to Consultant; or
(c)
Consultant already possesses, as evidenced by Consultant’s written records that predate the receipt thereof.

In the event that Consultant is required by law or court order to disclose any Confidential Information, Consultant will give Cyclerion prompt notice thereof so that Cyclerion may seek an appropriate protective order. Consultant will reasonably cooperate with Cyclerion in its efforts to seek such a protective order.

4.
Term and Termination.

4.1 Term. This Agreement will commence on the Effective Date and continue for one year (the “Term”), unless sooner terminated pursuant to the express terms of this Section 4. This Agreement shall automatically renew for subsequent periods of one (1) year each unless either party notifies the other at least thirty (30) days prior to the expiration of the current period of its intent not to renew.

4.2
Termination for Breach. If either party breaches in any material respect any of its material obligations under this Agreement, in addition to any other right or remedy, the non-breaching party may terminate this Agreement or a Work Order in the event that the breach is not cured within thirty (30) days after receipt by that party of written notice of the breach.

4.3
Termination. Cyclerion may terminate this Agreement or a Work Order (a) immediately at any time upon written notice to Consultant in the event of a breach of this Agreement or a Work Order by Consultant which cannot be cured (i.e. breach of the confidentiality obligation); (b) immediately, if at any time, Consultant breaches the representation and warranty set forth in Section 1.4 or otherwise becomes subject to any of the actions, suits, claims, investigations, or proceedings set forth in Section 1.4; and/or (c) Consultant or Cyclerion may terminate at any time, without cause upon not less than thirty (30) days’ prior written notice.

4.4
Effect of Expiration/Termination. Upon expiration or termination of this Agreement or a Work Order, neither Consultant nor Cyclerion will have any further obligations under this Agreement or the Work Order, except that (a) Consultant will terminate all Consulting Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Cyclerion, unless Cyclerion specifies in the notice of termination that Consulting Services in progress should be completed, (b) Consultant will deliver to Cyclerion any Materials in its possession or control and all Deliverables made through expiration or termination, (c) Cyclerion will pay Consultant any monies due and owing Consultant, up to the time of termination or expiration, for Consulting Services actually performed and all authorized expenses actually incurred, (d) Consultant will promptly refund to Cyclerion any monies paid by Cyclerion in advance for Consulting Services not rendered, (e) Consultant will immediately at Cyclerion’s option (i)return to Cyclerion all Confidential Information and copies thereof provided to Consultant under this Agreement or a Work Order and/or (ii) dispose of all Confidential Information and copies thereof provided to Consultant under this Agreement or a Work Order unless such Confidential Information is otherwise required to be stored or maintained by Consultant as a matter of law or regulation pursuant to Section 3.4, and (f) the terms, conditions and obligations under Sections 1.4, 1.5, 3, 4, and 5.4, will survive expiration or termination for any reason.

5.
Miscellaneous.
5.1
Independent Contractor. All Consulting Services will be rendered by Consultant as an independent contractor and this Agreement does not create an employer-employee relationship between Cyclerion and Consultant. Consultant will have no rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation which are accorded to regular Cyclerion employees. Consultant will not in any way represent himself to be an employee, partner or joint venturer, of Cyclerion.
5.2
Taxes. Consultant will pay all required taxes on Consultant's income from Cyclerion under this Agreement. Consultant will provide Cyclerion with Consultant’s taxpayer identification number or social security number, as applicable.
5.3
Use of Name. Consultant consents to the use by Cyclerion of Consultant’s name and likeness in written materials and oral presentations to current or prospective customers, partners, investors or others, provided that such materials or presentations accurately describe the nature of Consultant’s relationship with or contribution to Cyclerion.
5.4
Assignability and Binding Effect. The Consulting Services to be rendered by Consultant are personal in nature. Consultant may not assign or transfer this Agreement or any of Consultant’s rights or obligations hereunder except to a corporation of which Consultant is the sole stockholder. In no event will Consultant assign or delegate responsibility for actual performance of the Consulting Services to any other natural person without prior written consent from Cyclerion. This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.
5.5
Notices. All notices required or permitted under this Agreement must be in writing and must be given by addressing the notice to the address for the recipient as then on file with the Cyclerion or at such other address as the recipient may specify in writing under this procedure. Notices to Cyclerion will be marked “Attention: Legal Department.” Notices will be deemed to have been given (a) three (3) business days after deposit in the mail with proper postage for first class registered or certified mail prepaid, or (b) one (1) business day after sending by nationally recognized overnight delivery service.
5.6
No Modification. This Agreement may be changed only by a writing signed by Consultant and an authorized representative of Cyclerion.
5.7
Remedies. It is understood and agreed that Cyclerion may be irreparably injured by a breach of this Agreement; that money damages would not be an adequate remedy for any such breach; and that Cyclerion will be entitled to seek equitable relief, including injunctive relief and specific performance, without having to post a bond, as a remedy for any such breach, and such remedy will not be Cyclerion’s exclusive remedy for any breach of this Agreement.
5.8
Severability; Reformation. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the other terms of this Agreement in such jurisdiction, or the terms of this Agreement in any other jurisdiction. The parties will substitute for the invalid or unenforceable provision a valid and enforceable provision that conforms as nearly as possible to the original intent of the parties.
5.9
Waivers. No waiver of any term, provision or condition of this Agreement in any one or more instances will be deemed to be or construed as a further or continuing waiver of any other term, provision or condition of this Agreement. Any such waiver must be evidenced by an instrument in writing executed by Consultant or, in the case of Cyclerion, by an officer authorized to execute waivers.

5.10
Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral agreements, representations, agreements and understandings between the parties on the subject matter.

5.11
Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of laws. The parties further agree that the venue of any action, injunctive application or dispute determinable by a court of law arising out of this Agreement or any Order shall be the County of Suffolk, Commonwealth of Massachusetts, and that the federal and state courts therein shall have jurisdiction over the subject matter and the parties.

5.12
Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

5.13
Headings. The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CYCLERION THERAPEUTICS, INC. CONSULTANT

By: /s/ Regina M. Graul /s/ Rhonda Chicko_________________

Name: Regina M. Graul, Ph.D. Name: Rhonda Chicko

Title: President and Chief Executive Officer

CONSULTING AGREEMENT WORK ORDER WITH RHONDA CHICKO

THIS WORK ORDER, effective the date of the last signature below (the “Work Order”) is by and between Cyclerion Therapeutics, Inc. (“Cyclerion”) and Rhonda Chicko (“Consultant”), and upon execution will be incorporated into the Consulting Agreement between Cyclerion and Consultant dated August 4, 2025 (the “Agreement”). Capitalized terms in this Work Order will have the same meaning as set forth in the Agreement. Cyclerion hereby engages Consultant to provide Consulting Services, as follows:

1.
Consulting Services: Consultant shall serve as the Chief Financial Officer, Treasurer and Secretary of Cyclerion and shall perform such services consistent with such role as the same may reasonably be requested from time to time by the President and the Audit and Risk Committee of the Board of Directors.
2.
Compensation:

As full compensation for the Consulting Services, Cyclerion will pay Consultant at an hourly rate of $525.00 per hour. In no event shall Cyclerion be charged for more than 667 hours of Consulting Services in any calendar year without the prior written consent of the Compensation Committee of the Board of Directors. Cyclerion will reimburse Consultant for all reasonable travel and other business expenses incurred by Consultant in rendering the Consulting Services, provided that such expenses are agreed upon in writing in advance with the President and are confirmed by appropriate written expense statements and other supporting documentation.

In the first week of each calendar month, Consultant will invoice Cyclerion for Consulting Services rendered and expenses incurred during the preceding month. Invoices should be sent by electronic mail to Accounts Payable at: the email address indicated from time to time by the Company.

Consultant shall receive a non-qualified stock option under the Company’s 2019 Equity Incentive Plan to purchase 25,000 shares of the Company’s Common Stock, no par value (the “Common Stock”), at an exercise price equal to the closing price of the Company’s Common Stock as of the date two business days after the Company files its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2025.

THIS WORK ORDER AGREED TO AND ACCEPTED BY:

CYCLERION THERAPEUTICS, INC. CONSULTANT

By: /s/ Regina M. Graul /s/ Rhonda Chicko_________________

Name: Regina M. Graul, Ph.D. Name: Rhonda Chicko

Title: President and Chief Executive Officer